Exhibit 99.1

Boxlight Announces Pricing of $5.0 Million Registered Direct Offering

DULUTH, Ga., July 22, 2022 -- Boxlight Corporation (“Boxlight” or the “Company”) (Nasdaq: BOXL), a leading provider of interactive technology, digital signage, classroom audio, and services, announced today that it has entered into a securities purchase agreement with a single institutional investor to purchase approximately $5.0 million of its shares of common stock (or pre-funded warrants in lieu thereof) and warrants to purchase common stock in a registered direct offering. The combined purchase price for one share of common stock (or pre-funded warrant in lieu thereof) and one warrant to purchase one share of common stock will be $0.68. Under the terms of the securities purchase agreement, Boxlight has agreed to sell 7,352,940 shares of common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to an aggregate of 7,352,940 shares of common stock. The warrants will be exercisable six months from the date of issuance, will expire five and a half years from the date of issuance and will have an exercise price of $0.68 per share of common stock.

Maxim Group LLC is acting as the sole placement agent in connection with the offering.

The offering is expected to close on or about July 26, 2022, subject to the satisfaction of customary closing conditions.

The shares of common stock, pre-funded warrants and warrants are being offered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-239939), which was declared effective by the U.S. Securities and Exchange Commission (the "SEC") on July 28, 2020. The offering will be made only by means of a prospectus supplement that forms a part of such registration statement. A prospectus supplement relating to the shares of common stock, pre-funded warrants and warrants will be filed by Boxlight with the SEC. When available, copies of the prospectus supplement relating to the offering, together with the accompanying prospectus, can be obtained at the SEC's website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3745.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Boxlight Corporation

Boxlight Corporation (Nasdaq: BOXL) ("Boxlight") is a leading provider of interactive technology solutions under its award-winning brands Clevertouch®, FrontRow™ and Mimio®. The company aims to improve engagement and communication in diverse business and education environments. Boxlight develops, sells, and services its integrated solution suite including interactive displays, collaboration software, audio solutions, supporting accessories and professional services. For more information about the Boxlight story, visit www.boxlight.com, www.clevertouch.com and www.gofrontrow.com.

Forward-Looking Statements

This press release may contain information about Boxlight's view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements because of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to maintain and grow its business, variability of operating results, its development and introduction of new products and services, marketing and other business development initiatives, competition in the industry, etc. Boxlight encourages you to review other factors that may affect its future results in Boxlight’s filings with the Securities and Exchange Commission.

Contacts:

Media
Sunshine Nance

+1 360-464-2119 x254
sunshine.nance@boxlight.com

Investor Relations
Greg Wiggins

+1 360-464-4478
investor.relations@boxlight.com